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                                   PROMISSORY NOTE



$4,695,000.00                                                       May 30, 1996



    FOR VALUE RECEIVED, the undersigned (sometimes called "Maker") promises to pay to the order of RMI CAPITAL MANAGEMENT CO. ("Holder"), at Ptarmigan Place, 3773 Cherry Creek North Drive, Suite 640, Denver, Colorado 80209, or at such other place as the Holder may from time to time designate to Maker in writing, the principal sum of Four Million Six Hundred Ninety-Five Thousand Dollars ($4,695,000.00) or so much thereof as may have been disbursed, together with all subsequent advances made, expenditures authorized and additional payments provided for in this Note, the Deed of Trust securing it, the Loan Agreement and any other documents executed to secure this Note, with interest thereon, payable as follows:

    Commencing on the first day of the month following the date of this Note and continuing on the same day of each month until paid in full, Maker shall pay interest only on the outstanding advances hereunder from the date each advance is made (the annual rate of interest to be computed on a 360 day basis) at a fixed rate of interest equal to 9.25% per annum for the first Loan Year (defined below); 9.75% per annum for the second Loan Year; and 10.25% per annum for the third Loan Year, continuing until the date which is 36 months from the date hereof (the "Maturity Date") when the entire principal sum together with accrued interest and any other charges due to Holder shall be due and payable in full.
A Loan Year is any twelve month period commencing on the date of the Note or anniversary thereof.


    In the event that any payment required to be made by Maker is not received by Holder on or before ten days (10) after the due date thereof, Maker agrees to pay a Default Charge of Five Cents (5 CENTS) for each Dollar ($1.00) overdue for the purpose of deferring the expense incident to the handling of said delinquent payment. This Default Charge will be payable each successive month that a payment remains unpaid. In addition, so long as Maker is in default hereunder, the unpaid principal balance shall bear interest at the Default Rate which shall be the lesser of (1) five percent (5%) per annum higher than the rate otherwise payable by Maker prior to default, or (2) the maximum permitted by law.

    The principal and interest thereon shall be payable in lawful money of the United States, which shall be legal tender for public and private debts at the time of payment.






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    Maker may not prepay this Note prior to Completion of Improvements as defined in the Loan Agreement. Following Completion of Improvements, Maker may at any time or from time to time pay all or any part of the principal hereof prior to its maturity, without the payment of any penalty or premium, but only if there is simultaneously paid all accrued and unpaid interest on any principal hereof so prepaid and only upon thirty (30) days prior written notice.

    The occurrence of any of the following shall constitute an Event of
Default:

    Maker shall fail to pay when due any payment of interest or principal hereunder following ten (10) days notice;

    Maker shall fail to comply with any agreement or covenant contained in this Note or in the Deed of Trust, Assignment of Rents, Security Agreement, and Financing Statement, Assignment of Lessor's Interest, Construction Loan Agreement or any other instrument given to secure this Note (subject to any cure rights set forth therein), then the balance of said principal sum, with all accrued interest thereon, shall, at the option of the Holder of this Note and without notice become and be due and payable immediately, anything contained to the contrary notwithstanding, time being of the essence of this contract.

    The Maker and all endorsers, guarantors and all persons liable or to become liable on this Note waive presentment, protest and demand, notice of protest, demand and dishonor and extensions in the time of payment hereof, and agree further that at any time and from time to time without notice, the terms of payment herein may be modified or the security described in the documents securing this Note released in whole or in part or increased, changed or exchanged by agreement between the Holder hereof and any owner of the property affected by said documents securing this Note without affecting the liability of any party to this instrument or any person liable or to become liable with respect to any indebtedness evidenced hereby. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

    As additional consideration for the extension of credit, each maker, endorser or guarantor understands and agrees that the loan evidenced by this Note will be construed in accordance with the laws of the State of Montana; and such parties further agree that in the event of default, this Note shall be enforced in any court of competent jurisdiction in the State of Montana in the county in

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which the real estate securing this Note is located, and they do hereby submit to the jurisdiction of such Court regardless of their residence or where this Note or any endorsement hereof may be executed.

    In the event the interest provisions hereof or any exactions provided for herein or in any other instrument securing this Note shall result, because of the monthly reduction of principal, or for any reason at any time during the term of this loan, in an effective rate of interest which, for any month, transcends the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such moneys by Holder, with the same force and effect as though the payer had specifically designated such extra sums to be so applied to principal and Holder had agreed to accept such extra payment as a premium-free prepayment. In no event shall any agreed to or actual exaction as consideration for this loan transcend the limits imposed or provided by the laws applicable to this transaction or the Maker hereof in the jurisdiction in which the property securing such loan is located for the use or detention of money or for forbearance in seeking its collection.

    In the event this Note is placed in the hands of an attorney for collection or is collected through any legal proceedings, the undersigned promises to pay (in addition to costs and disbursements otherwise allowed), to the extent permitted by law, a reasonable attorney's fee.

    This Note is secured by a certain Deed of Trust, Assignment of Rents, Security Agreement, and Financing Statement of even date herewith, executed and delivered by the Maker encumbering certain property therein described together with any other security given to further secure this Note. Said documents and the Loan Agreement are hereby made a part of this Note by reference and the Maker hereby covenants to abide by and comply with each and every covenant and condition contained therein.

                                       EMERITUS PROPERTIES II, INC.


                                  By:  /s/ Raymond R. Brandstrom
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                                                           PRESIDENT

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